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Genaera Announces Formation of Scientific Advisory Board for Obesity Drug Candidate Trodusquemine (MSI-1436)

Plymouth Meeting, Pa. - September 10, 2007 - Genaera Corporation (NASDAQ: GENR) today announced the formation of its Trodusquemine Scientific Advisory Board (the "SAB"), consisting of leading experts in the areas of obesity, diabetes and metabolic disorders, to provide guidance on the development of trodusquemine (MSI-1436), the Company's novel small molecule drug candidate for the treatment of obesity and type 2 diabetes.

"Genaera is privileged and honored to work with this prestigious group of nationally and internationally recognized experts to guide our MSI-1436 clinical development," commented Jack Armstrong, President and CEO of Genaera. "The expertise of this advisory board is a valuable resource to help ensure Genaera adopts the most scientifically focused and clinically effective development plan as we move forward with this unique therapeutic agent."

"With more than 60 million Americans classified as obese, there is a critical need for innovative therapies to manage metabolic disorders," noted Dr. Thomas Wadden, Professor of Psychology and Director of the Center for Weight Loss and Eating Disorders at the University of Pennsylvania. "I am pleased to serve on Genaera's SAB to provide direction on the current and future development of this therapeutic agent for the treatment of both obesity and type 2 diabetes."

"Despite recent advances, obesity and diabetes remain major global health issues," stated Dr. Louis Aronne, Clinical Professor of Medicine at the Weill Cornell Medical College. "Targeting these areas for future clinical research will have a major public health impact. Although early in development, trodusquemine is among the promising therapies in development for the treatment of these challenging disorders."

Today, the SAB met to review updated preclinical and new Phase I data on MSI-1436 and provided guidance on the design and conduct of future clinical studies to assure that appropriate safety assessments are addressed and that the trials can maximize detection of the biochemical and/or clinical signals that predict clinical utility. Additionally, the SAB will address important issues related to the development of a commercially viable agent for the treatment of both obesity and diabetes including emerging changes in the global medical and regulatory environment.

Genaera's Scientific Advisory Board

Louis J. Aronne, M.D., FACP is Clinical Professor of Medicine at the Weill Cornell Medical College and the Director of the Comprehensive Weight Control Program, a state-of-the-art multidisciplinary obesity research and treatment program. Dr. Aronne is also Adjunct Associate Professor of Medicine at Columbia University College of Physicians and Surgeons, and Attending Physician at the New York Presbyterian Hospital.

Mitchell A. Lazar, M.D., Ph.D. is the Sylvan Eisman Professor of Medicine at the University of Pennsylvania School of Medicine, where he is also Director of the Institute for Diabetes, Obesity, and Metabolism and Chief of the Division of Endocrinology, Diabetes, and Metabolism. Dr. Lazar has been elected to the American Society for Clinical Investigation, the Association of American Physicians, and the Institute of Medicine of the National Academy of Sciences.

F. Xavier Pi-Sunyer, M.D., Ph.D. is Professor of Medicine at Columbia University College of Physicians and Surgeons. At St. Luke's-Roosevelt Hospital Center he serves as Chief of Endocrinology, Diabetes, and Nutrition, and is Director of the New York Obesity Research Center. Dr. Pi-Sunyer is also a Senior Attending Physician at St. Luke's-Roosevelt Hospital and New York-Presbyterian Hospital. He recently chaired the committee of the National Heart, Lung, and Blood Institute that researched and defined the federal government's new guidelines for the prevention and treatment of obesity. He has served as president of the American Diabetes Association, the American Society for Clinical Nutrition and the North American Association for the Study of Obesity.

David D'Alessio, M.D., Ph.D. is Professor of Medicine and Albert Vontz Chair in Diabetes Research at the University of Cincinnati, where he is Director of the Division of Endocrinology, Diabetes & Metabolism, Dr. D'Alessio has a primary research interest in the regulation of glucose tolerance and abnormalities that lead to glucose tolerance in type 2 diabetes. Work in his lab focuses on the interplay between circulating glucose, GI hormones and neural signals to control insulin secretion.

Thomas A. Wadden, Ph.D. is Professor of Psychology in the Department of Psychiatry at the University of Pennsylvania, School of Medicine, where he serves as Director of the University of Pennsylvania Center for Weight and Eating Disorders. He has published over 240 scientific papers and book chapters, and co-edited five books, the most recent of which is Handbook of Obesity Treatment (with Albert J. Stunkard). Dr. Wadden is an Associate Editor of the journal Obesity and also serves on the editorial boards of the International Journal of Obesity, Journal of Consulting and Clinical Psychology, and Obesity Management and Obesity. His research has been supported for more than 20 years by grants from the National Institutes of Health.

Nicholas K. Tonks, Ph.D., FRS is a Professor at Cold Spring Harbor Laboratory. He was the first scientist to isolate protein tyrosine phosphatases and discovered PTP1B, the primary target for trodusquemine, which is now known to play a key role in leptin and insulin signaling. Dr.

Tonks has published over 150 papers in the field and has been granted 11 patents. His research has been recognized by several awards, including a MERIT Award from the NIH, the Colworth Medal for 1993, awarded annually by the British Biochemical Society to an outstanding British Biochemist under the age of 35, and he was a Pew Scholar in the Biomedical Sciences from 1991-95. In 2001, Dr. Tonks was elected to Fellowship of the Royal Society, which is the National Academy of Sciences of the UK.

Samuel Klein, M.D. is the William H. Danforth Professor of Medicine, and Chief of the Division of Geriatrics and Nutritional Sciences at the Washington University School of Medicine in St. Louis, Missouri. He also serves as the Director of the Center for Human Nutrition, Medical Director of the Weight Management Program, and Program Director of the General Clinical Research Center at the university.

Rudolph L. Leibel, M.D. is Professor of Pediatrics and Medicine at Columbia University Medical Center, Co-Director of the New York Obesity Research Center and the Columbia University Diabetes and Endocrinology Research Center. He is also the Head of the Division of Molecular Genetics in the Department of Pediatrics, Co-Director of the Naomi Berrie Diabetes Center and Executive Director of the Berrie Program in Cellular Therapies of Diabetes. Dr. Leibel is a member of the Institute of Medicine of the National Academy of Sciences and a member of the Federal Advisory Council for NIDDK.

Pauline M. Maki, Ph.D. is an Associate Professor in the Departments of Psychiatry and Psychology at the University of Illinois at Chicago. Dr. Maki's research over the last 8 years has focused on the factors that negatively and positively affect cognition and brain function. Dr. Maki has numerous publications on cognitive function and has won a number of NIH awards for her research. She is a frequent international and national speaker on cognitive aging.

Martin Graham, Ph.D. is the Founder and Chairman of the Board of Directors of PKPD Incorporated. Before founding PKPD, he was Director of Pharmacokinetics at Centocor Corporation (Johnson and Johnson), and VP of Research and Development at GeminX Biotechnologies. He is the author of a text book on the "Pharmacokinetics of Cancer Chemotherapy" and has published extensively in the area of pharmacokinetics, drug metabolism and clinical pharmacology.

About Trodusquemine (MSI-1436)

Trodusquemine (MSI-1436) is the first drug candidate that acts both centrally and peripherally to selectively inhibit the established and validated enzyme target, protein tyrosine phosphatase 1B (PTP-1B). The dual locations of MSI-1436 action make the drug a promising candidate for both obesity and type 2 diabetes. By inhibiting PTP-1B, trodusquemine is expected to decrease appetite and normalize blood sugar as PTB-1B is central to both the insulin and leptin pathways. Based on this unique mechanism of action, trodusquemine has the potential to bridge the treatment for two of the most serious metabolic diseases, obesity and type 2 diabetes. In addition, trodusquemine has overcome selectivity concerns that other compounds that target PTP-1B have failed to overcome. Preclinical studies demonstrate that trodusquemine is a potent, highly-selective and reversible inhibitor of PTP-1B. In vitro kinetics demonstrate that trodusquemine is an allosteric, noncompetitive inhibitor of PTP-1B, binding to a site different from the catalytic site of PTP-1B. Data also demonstrate that trodusquemine can produce consistent, sustainable weight loss in a variety of animal models and appears to overcome metabolic readjustment, which often limits sustained weight loss during caloric restriction. Trodusquemine suppresses appetite, causes differential weight loss, reduces adipocyte size, reduces body fat (with no reduction of lean mass), and improves glucose tolerance via inhibition of a unique combination of signaling pathways in a mouse model of diet induced obesity (DIO).

About Genaera

Genaera Corporation is focused on advancing the science and treatment of metabolic diseases. The Company has significant market opportunities with a first-in-class molecule, trodusquemine (MSI-1436), that has the potential to redefine the treatment paradigm for obesity and type 2 diabetes and is presently in a Phase 1 trial in obesity. In addition, Genaera has a value-driven, fully out-licensed partnership with MedImmune, Inc. for a second core program that is presently undergoing Phase 2 clinical testing in asthma. Genaera is committed to directing resources to its core program and the aggressive clinical development of its key assets to build stockholder value. http://www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. Such statements include, among others, statements regarding these preliminary results, clinical development plans and prospects for Genaera's programs including trodusquemine (MSI-1436), the IL-9 antibody program, LOMUCIN™, or squalamine. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "believe," "continue," "develop," "expect," "plan" and "potential" or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to: Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates, including trodusquemine (MSI-1436), the IL-9 antibody program, LOMUCIN™, or squalamine may be delayed or may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera's reliance on its collaborators, in connection with the development and commercialization of Genaera's product candidates; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.

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